Exhibit 10.1

AMENDMENT NO. 1

TO NOTE EXCHANGE AND OPTION AGREEMENT

This AMENDMENT NO. 1 to the NOTE EXCHANGE AND OPTION AGREEMENT is entered into as of July 1, 2009 (this “Amendment”) by and among KEYWIN HOLDINGS LIMITED, a British Virgin Islands company (“Keywin”), and NETWORK CN INC., a Delaware corporation (the “Company”).  Each of the parties hereto are referred to as a “Party” and collectively as the “Parties.”  Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

The Parties entered into a Note Exchange and Option Agreement, dated as of April 2, 2009 (the “Original Agreement”), pursuant to which the Company (a) issued 307,035,463 shares of its common stock, par value $0.001 per share in exchange for certain notes payable by the Company held by Keywin and (b) agreed to grant Keywin an option (the “Option”) to purchase from the Company an aggregate of 122,814,185 shares of the Common Stock for an aggregate purchase price of $2,000,000, exercisable within 3 months after April 2, 2009.  The Parties now desire to enter into this Amendment to modify the terms of the Original Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Exercise Period: Subsection (a) of Section 2, of the Original Agreement is deleted in its entirety and in lieu thereof the following provision is inserted:

(a) For a six (6) month period commencing on the Closing Date (the “Exercise Period”), the Noteholder shall have the right to purchase from the Company an aggregate of 122,814,185 shares of the Common Stock for an aggregate purchase price of $2,000,000 (the “Purchase Price”).  The Option may be exercised by the Noteholder at any time during the Exercise Period by giving written notice to the Company.

2. Agreement.  In all other respects, the Original Agreement shall remain in full force and effect.

3. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

NETWORK CN INC.

By:	/s/ Godfrey Hui
Name: Godfrey Hui
Title: Chief Executive Officer

KEYWIN HOLDINGS LIMITED

By:	/s/ Earnest Leung
Name: Earnest Leung
Title: Director

Amendment No. 1 to Note Exchange and Option Agreement